Board of Directors
Bonso Electronics International Inc.
October 20, 1999
Page 1





                          SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883
                            Facsimile (303) 296-8880



                                October 20, 1999


Board of Directors
Bonso Electronics International Inc.
Flat A-D, 8th Floor
Universal Industrial Centre
23-25 Shan Mei Street
Fo Tan, Shatin, N.T., Hong Kong

Gentlemen:

     We have served as your counsel in connection with the preparation and filing with the United States Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (SEC File No. 333-9002) and Post-Effective Amendment No. 3 to the Registration Statement on Form F-2 (SEC File No. 33-84872) of Bonso Electronics International Inc. (the "Company"). The Post-Effective Amendments are being combined under Rule 429 adopted under the Securities Act of 1933, as amended, and shall collectively be referred to as the "Combined Registration Statement." The Combined Registration Statement covers an offering of up to 2,704,403 shares of the Company's $0.003 par value common stock (the "Common Stock"), of which 2,504,403 would be new shares issued by the Company pursuant to the exercise of 2,174,403 Public Warrants, 110,000 Representatives' Warrants and 220,000 Public Warrants underlying the Representatives' Warrants, and 200,000 would be outstanding shares sold by an existing shareholder (the "Selling Shareholder's Stock"). The Warrants were issued pursuant to the Company's Registration Statement on Form F-2 which was declared effective by the United States Securities and Exchange Commission on December 15, 1994. Each Public Warrant may be exercised to purchase one share of Common Stock at $7.35 per share. Each Representatives' Warrant may be exercised to purchase one unit, consisting of one share of Common Stock and two Public Warrants, at $9.1875 per unit.

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Memorandum and Articles of Association, as amended, and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other

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Board of Directors
Bonso Electronics International Inc.
October 20, 1999
Page 2



instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. We are not qualified to practice law in any jurisdiction other than the State of Colorado, and with respect to those matters involving the laws of the British Virgin Islands, China and Hong Kong we have relied exclusively on the opinions of local counsel in those jurisdictions. In rendering this opinion, we have relied with respect to matters involving the laws of the British Virgin Islands on the opinion of Harney, Westwood & Riegels, British Virgin Islands counsel for the Company; with respect to matters involving the laws of Hong Kong, we have relied on the opinion of Wong & Fok, Solicitors, Hong Kong counsel for the Company; and with respect to matters involving the laws of China upon Shenzhen Jinyuan Law Firm, Solicitors for the People's Republic of China.

     In giving this opinion we have assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

          (d) that the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction.

     Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

     1. The Company is a validly existing corporation in good standing as a limited liability International Business Company under the laws of the British Virgin Islands, with full corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

     2. The Company's authorized capital consists of 23,333,334 shares of $0.003 par value Common Stock. As September 30, 1999, the Company had issued and outstanding 3,119,159 shares of Common Stock, $0.003 par value. All of the issued and outstanding shares of Common Stock were validly issued, fully paid and non-assessable.

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Board of Directors
Bonso Electronics International Inc.
October 20, 1999
Page 3



     3. All necessary corporate proceedings of the Company have been duly taken to authorize the filing of the Combined Registration Statement and the proposed public offering of the securities noted above in accordance with the terms of that Registration Statement.

     4. The 2,504,403 shares of $0.003 par value Common Stock to be issued upon the exercise of the Warrants will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                                  Sincerely,

                                                  SCHLUETER & ASSOCIATES, P.C.

                                                  /s/ Henry F. Schlueter
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